CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of CET Environmental Services, Inc. of our report dated March 25, 1997, which report appears in the Annual Report on Form 10-KSB of CET Environmental Services, Inc. for the year ended December 31, 1996, and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Denver, Colorado
December 22, 1997